UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 8, 2017
NEWELL BRANDS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9608 (Commission File Number)	36-3514169 (IRS Employer Identification Number)
221 River Street
Hoboken, New Jersey 07030
(Address of principal executive offices including zip code)
(201) 610-6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2017 Long Term Incentive Plan

On February 8, 2017, the Organizational Development & Compensation Committee (“the Committee”) of the Board of Directors (the “Board”) of Newell Brands Inc. (the “Company”) approved an amended Long Term Incentive Performance Pay Terms and Conditions under the Company’s shareholder approved 2013 Incentive Plan (as amended, the “LTIP”), pursuant to which the Company makes annual long term incentive awards of restricted stock units (“RSUs”). Under the LTIP, the Committee (or in the case of the Chief Executive Officer, the independent members of the Board) makes time-based RSU and performance-based RSU awards to key employees, including the named executive officers. The value of the LTIP award is based upon a percentage of the named executive officer’s salary or other such dollar value as is determined by the Committee. Under the LTIP, a named executive officer’s LTIP award is comprised 100% of performance-based RSUs. All RSUs granted to named executive officers under the LTIP vest three years from the date of grant. The performance-based RSUs awarded may vest at 0% to 200% depending upon the satisfaction of a total shareholder return performance criteria. A copy of the LTIP is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference. In connection with adopting the LTIP, the Committee also adopted an updated form of RSU agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.2 and incorporated herein by reference.
Under the LTIP the following awards were made to the named executive officers, all of which are based on the closing price of the Company’s stock on February 9, 2017, or $46.33:

Michael Polk, Chief Executive Officer	269,803 performance-based RSUs, representing a value of $12.5 million
Ralph Nicoletti, Executive Vice President, Chief Financial Officer	70,256 performance –based RSUs, representing a value of 372% of his salary
Mark Tarchetti, President	167,278 performance –based RSUs, representing a value of 775% of his salary
Fiona Laird, Executive Vice President, Chief Human Resources and Communications Officer	43,168 performance –based RSUs, representing a value of 286% of her salary
William Burke, Executive Vice President, Chief Operating Officer	75,545 performance –based RSUs, representing a value of 412% of his salary

Bonus Program
On February 8, 2017, the Committee adopted the Newell Brands Inc. Management Bonus Plan (the “Bonus Plan”) under the shareholder approved 2013 Incentive Plan. The purpose of the Bonus Plan is to enable the Company to grant performance-based incentive awards to named executive officers that qualify as “performance-based compensation” under Section 162(m). Under the Bonus Plan, the Committee selected an outer limit for 2017 bonus awards, which reflects the maximum amount of the bonus award that each named executive officer may receive, based on the achievement of normalized operating income targets.
The Committee also used its discretion under the Bonus Plan to establish the performance criteria for the 2017 bonus awards. For each named executive officer, 2017 bonus awards will be tied to corporate performance goals previously approved by the Company’s shareholders, including core sales growth, normalized earnings per share and normalized gross margins. Following completion of 2017, named executive officers are eligible to receive a bonus equal to such named executive officer’s base salary multiplied by the product of the target payout percentage described below and the Aggregate Corporate Performance Bonus Multiplier (as defined below), in each case based on attainment of applicable corporate performance goals, and subject to adjustment up or down (but not in excess of the outer limit described above), based on individual performance or other factors deemed relevant by the Committee.
The “Aggregate Corporate Performance Bonus Multiplier” is a percentage from 0% to 200% determined by the Committee based on specified performance criteria for each applicable 2017 bonus award. The named executive officers participate in the 2017 Bonus Plan with a target payout equal to the percentage of their respective base salary as set forth below. In order to receive their bonuses, participants generally will be required to continue to be employed by the Company through December 31, 2017. The amount awarded to a named executive officer under the Bonus Plan will range between 0% and 200% of the target payout, based on the extent to which applicable performance criteria are met.

Name	Target Payout as a Percentage of Base Salary
Michael Polk	150%
Ralph Nicoletti	100%
Mark Tarchetti	100%
Fiona Laird	100%
William Burke	100%

The foregoing description of the material terms of the Bonus Plan does not purport to be a complete description of the Bonus Plan and is qualified in its entirety by reference to the Bonus Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.3 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit
10.1	Amended Long Term Incentive Performance Pay Terms and Conditions
10.2	Form of RSU Agreement
10.3	Newell Brands Inc. Management Bonus Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2017		NEWELL BRANDS INC.
	By:	/s/ Bradford R. Turner
Bradford R. Turner Chief Legal Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1	Amended Long Term Incentive Performance Pay Terms and Conditions
10.2	Form of RSU Agreement
10.3	Newell Brands Inc. Management Bonus Plan